UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Information Statement

Bespoke Extracts, Inc.

(Name of Registrant as Specified In Its Charter)

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Bespoke Extracts, Inc.

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holder of a majority of the voting power of the stockholders of Bespoke Extracts, Inc., a Nevada corporation (the “Company” “we”, “us,” or “our”), has approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 800,000,000 to 3,000,000,000.

The action will become effective on the 20th day after the definitive information statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

	By	Order of the Board of Directors

Danil Pollack
Chief Executive Officer and Director

September , 2020

Bespoke Extracts, Inc.

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about September  , 2020.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 800,000,000 to 3,000,000,000.

How many shares of common stock and Series C Preferred Stock were outstanding on August 26, 2020?

On August 26, 2020, the date we received the consent of the holder of the majority of the voting power of our stockholders, there were 194,389,621 shares of our common stock and 1 share of Series C Preferred Stock outstanding. The Series C Preferred Stock provides the holder with 51% of the voting power of the Company’s stockholders.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of Danil Pollack, our chief executive officer and director, to approve the amendment to our articles of incorporation. Mr. Pollack owns 84,000,000 shares of common stock and 1 share of Series C Preferred Stock. Mr. Pollack’s ownership of our 1 outstanding share of Series C Preferred Stock provides him with 51% of the voting power of the Company’s stockholders,

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUHORIZED SHARES OF COMMON STOCK FROM 800,000,000 to 3,000,000,000

Our board of directors and the holder of the majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of common stock from 800,000,000 to 3,000,000,000. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of common stock approximately (but not less than) 20 days after this information statement is mailed to stockholders.

The form of certificate of amendment to be filed with the Secretary of Nevada is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Proposal

Our articles of incorporation currently authorizes us to issue a maximum of 800,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. Our issued and outstanding securities, as of August 26, 2020, are as follows:

●	194,389,621 shares of common stock;

●	Warrants to purchase up to 3,450,000 shares of common stock at a weighted average exercise price of $0.56 per share;

●	Options to purchase up to 1,200,000 shares with an exercise price of $1.00 per share;

●	Right to purchase up to 16,000,000 shares of common stock with an exercise price of $0.001 per share;

●	Convertible debenture in the principal amount of $500,000, convertible into common stock at a conversion price of $0.001, subject to a conversion limitation of 4.99% of outstanding shares; and

●	1 share of Series C Preferred Stock, which is not convertible into common stock.

The Board believes that the increase in authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the possible exercise of outstanding warrants, options, or rights to purchase and the possible conversion of an outstanding convertible debenture (each at the option of their respective holders), the Board of Directors has no other plans to issue the additional shares of common stock authorized by the amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of August 26, 2020 we had 194,389,621 shares of common stock issued and outstanding. The following table sets forth information known to us relating to the beneficial ownership of such shares as of such date by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;

●	each director;

●	each named executive officer; and

●	all named officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is care of Bespoke Extracts, Inc., at 323 Sunny Isles Blvd., Suite 700, Sunny Isles, Florida 33160. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of August 26, 2020. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Executive Officers and Directors:
Danil Pollack	100,000,000	(1)	47.5%

Officers and Directors as a group (1 person):	100,000,000		47.5%
5% Holders:
Niquana Noel (2)	20,000,000		10.2%
McGlothlin Holdings, Ltd. (3)	14,562,667		7.5%
Ronald Smith (4)	20,833,333		10.7%

(1) Includes 84,000,000 outstanding shares and 16,000,000 shares issuable upon exercise of right to purchase. Mr. Pollack also owns 1 outstanding share of Series C Preferred Stock.

(2) Ms. Noel’s address is 1316 SW 3rd Court, Ft. Lauderdale, FL 33312.

(3) McGlothlin Holdings, Ltd.’s address is PO Box 590, Luling, Texas, 78649, and its control person is Stan McGlothlin.

(4) Mr. Smith’s address is 9239 Carpenter Rd., Eden, NY 14057.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission (the “SEC”) relating to our business, financial statements and other matters. Such reports and other information are available at the SEC’s website at www.sec.gov.

	By	Order of the Board of Directors

Danil Pollack
Chief Executive Officer and Director

September , 2020

Appendix A

Form of Certificate of Amendment to Articles of Incorporation

1. Name of corporation:

Bespoke Extracts, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III is hereby amended to read as follows:

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 3,000,000,000 shares of common stock having a par value of $0.001 per share; and 50,000,000 shares of preferred stock having a par value of $0.001, with the specific classes, terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval.